Exhibit 10.5

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this “Agreement”) is entered into by and between the following parties on January 1, 2024 in Beijing, the People’s Republic of China (“China” or the “PRC”, which, for the purpose of this Agreement, excludes the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan region).

Party A: Yuanbao Kechuang (Beijing) Technology Co., Ltd.

Domicile: [***]

Party B: Yuanbao Shuke (Beijing) Technology Co., Ltd.

Domicile: [***]

Party A and Party B are hereinafter referred to as a “Party” individually and the “Parties” collectively.

WHEREAS:

1.	Party A is a foreign-invested enterprise registered in China, and owns the necessary resources to provide technical services, consulting services and other services;

2.

Party B is a domestic company registered in China and may, with the approval of relevant PRC governmental authorities, engage in technical services, technical development, technical consulting, technology exchange, technology transfer and promotion; computer system services; data processing services; advertisement design and agency; advertisement release; advertisement production; business management consulting; health consulting services (excluding diagnosis and treatment services); software development; software sale; enterprise image planning; Internet information services; class II value-added telecommunication services;

3.

Party A is willing to provide Party B with relevant technical services, consulting services and other services, utilizing its advantages in human resources, technology and information, during the term of this Agreement, and Party B is willing to accept such exclusive services provided by Party A or Party A’s designee(s), in accordance with the terms set forth herein.

4.

The Parties entered into an Exclusive Business Cooperation Agreement on March 17, 2020 (the “Original Exclusive Business Cooperation Agreement”). The Parties agree to enter into this Agreement to amend the Original Exclusive Business Cooperation Agreement, and this Agreement shall supersede and replace the Original Exclusive Business Cooperation Agreement as of the effective date set forth herein.

NOW, THEREFORE, through mutual consultations, the Parties have reached the following agreement:

1.	Services Provided by Party A

1.1

Party B hereby appoints Party A as Party B’s exclusive service provider to provide Party B with comprehensive technical services, consulting services and other services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, including but not limited to the following:

1.1.1	investment consulting and management services;

1.1.2	business management consultation;

1.1.3	business financial consulting and financial management services;

1.1.4	consultation on business strategic development and planning;

1.1.5	information consultation relating to Party B’s business operation;

1.1.6

assisting Party B in technology and market information consulting, collection and research (excluding market research business prohibited from conducting by foreign-invested enterprises under PRC laws);

1.1.7	customer order management and customer services;

1.1.8	marketing, promotion and publicity services;

1.1.9	technical support and business training for the relevant business personnel of Party B;

1.1.10	design, development, maintenance, upgrade and update of the relevant application software necessary for Party B’s business;

1.1.11	licensing Party B to use any software owned by Party A in connection with Party B’s business;

1.1.12	design, installation, daily management, maintenance and update of Party B’s computer network system, hardware equipment, database and other items;

1.1.13	leasing, transfer and disposal of equipment and assets; and

1.1.14

other services relating to investment consulting, financial consulting, business consulting, market information consulting and technical consulting to the extent permitted by law and provided as per Party B’s request from time to time.

1.2

Party B agrees to accept the exclusive consultation and services provided by Party A. Party B further agrees that without Party A’s prior written consent, during the term of this Agreement, Party B shall not enter into any agreement identical or similar to this Agreement with any other third party with respect to the matters specified herein, shall not directly or indirectly accept any consultation and/or services provided by any third party in any other form, and shall not enter into corporation relationship identical or similar to the services under this Agreement with any third party. Party A may appoint other parties, who may enter into certain agreements described in Article 1.3 hereof with Party B, to provide Party B with the consultation and/or services under this Agreement.

1.3	Methods for Provision of Services

1.3.1

Party A and Party B agree that during the term of this Agreement, where necessary, the Parties may enter into other service agreements directly or through their respective affiliates, which shall provide for the specific contents, methods, personnel and fees for the specific services hereunder;

1.3.2

For purpose of performing this Agreement, Party A and Party B agree that during the term of this Agreement, where necessary, the Parties may, based on the needs of business development of the Parties, enter into intellectual property (including, without limitation, software, trademarks, patents and know-how) license agreement directly or through their respective affiliates, which shall permit Party B to use relevant intellectual property of Party A at any time based on Party B’s business needs;

1.3.3

For purpose of performing this Agreement, Party A and Party B agree that during the term of this Agreement, where necessary, the Parties may, directly or through their respective affiliates, enter into equipment, plant or other lease agreement, which shall permit Party B to use relevant equipment, plant or other assets of Party A at any time based on Party B’s business needs;

1.3.4

Party B hereby grants to Party A an irrevocable and exclusive option to purchase, to the extent permitted by law, any or all of the assets and businesses of Party B, at the lowest purchase price permitted by the applicable PRC law. The Parties shall then enter into a separate asset or business transfer agreement, specifying the terms and conditions of the asset or business transfer. Party B shall refund the purchase price received by it to Party A or the third party designated by Party A by way of gifting or otherwise within ten (10) days after deduction of the relevant taxes (if any) fully paid/withheld in accordance with the law. For the avoidance of doubt, Party A’s exercise of the above option shall observe and be in compliance with the provisions of the Cybersecurity Law of the People’s Republic of China, the Data Security Law of the People’s Republic of China, the Personal Information Protection Law of the People’s Republic of China, the Measures for Security Assessment of Data Exports and other PRC laws, regulations, rules, regulatory legal documents and judicial interpretations regarding cybersecurity, data security and personal information protection (the “Cybersecurity Laws and Regulations”) and Party B’s internal rules; otherwise, Party A’s exercise of the above option shall not cover any data or personal information the sale, assignment or transfer of which is prohibited by the Cybersecurity Laws and Regulations.

1.3.5

Party A shall have the right to audit the accounts of Party B regularly and at any time and Party B shall keep accurate accounts in a timely manner and provide its accounts to Party A upon Party A’s request. During the term of this Agreement, Party B agrees, subject to applicable laws, to cooperate with Party A and Party A’s shareholders or the shareholders of Party A’s shareholders (whether direct or indirect) to conduct audits (including but not limited to audits on related-party transactions and other types of audits), to provide Party A, Party A’s shareholders or the shareholders of Party A’s shareholders, and/or the audit firms entrusted by them with information and data relating to the operation, business, customers, finance and employees of Party B and its subsidiaries, and agrees that Party A’s shareholders or the shareholders of Party A’s shareholders may disclose such information and data for the purpose of satisfying the regulatory requirements for IPO. The Parties agree that, during the term of this Agreement, Party A shall have the right to consolidate the financial results of Party B as if it were a wholly-owned subsidiary of Party A in accordance with the applicable accounting principles. Nevertheless, Party A shall not assume any legal liability for any indebtedness or other obligations and risks of Party B;

1.3.6

Party A shall have the right to conduct business in relation to the services in the name of Party B, and Party B shall provide Party A with all support and facilities necessary for the smooth conduct of such business, including without limitation, issuing to Party A all necessary authorization letters for provision of relevant services;

1.3.7

Party A shall, to the extent and in the manner permitted by law, provide Party B with financial support in order to ensure that Party B meets the cash flow demand in its daily operations and/or to offset any operational losses incurred by Party B in the course of its operations, regardless of whether such operational losses have been actually incurred by Party B. Party A may provide Party B with financial support in the form of bank entrusted loans or loans, and the Parties shall enter into necessary agreements;

1.3.8

Party B agrees that if requested by Party A, Party B shall submit relevant certificates and corporate seals in relation to Party B’s daily operations, including business license, corporate seals, contract seals, financial seals, and legal representative’s seal, to Party A’s financial department for custody; Party B agrees to use such certificates and corporate seals only with Party A’s consent and in compliance with Party A’s guidelines for internal authorization;

1.3.9

Party B shall actively cooperate with Party A in completion of the above work, including but not limited to providing relevant business information and materials and necessary technical specifications and requirements.

1.3.10

Party A understands and acknowledges that, in providing services to Party B pursuant to this Agreement, Party A does not claim that it possesses or occupies any domestic operational data, information system database, algorithm or source code acquired by Party B in conducting its business, nor shall Party A claim that it has access and control rights with respect to the design, development, maintenance and management of Party B’s network equipment. Party B shall not transfer to Party A or share with Party A the independent control rights over any domestic operational data, information system database, algorithm or source code in its possession during its business operation.

1.4

The services provided by Party A to Party B shall also be applicable to the subsidiaries controlled by Party B, and Party B shall procure that its subsidiaries exercise their rights and perform their obligations in accordance with this Agreement.

1.5

In the event of liquidation or dissolution of Party B due to whatever reasons, Party B shall appoint the personnel recommended by Party A to form a liquidation committee to manage the property of Party B and its subsidiaries to the extent permitted by PRC laws. Party B acknowledges that in the event of Party B’s liquidation or dissolution, whether or not the provisions of this Agreement can be performed, Party B agrees to deliver to Party A or its designee all of the remaining property through the liquidation of Party B in accordance with the PRC laws and regulations.

2.	Calculation and Payment of Service Fees

2.1

During the term of this Agreement, Party B shall pay Party A the service fees in respect of the services provided by Party A to Party B in accordance with Article 1.1 hereof. The service fees shall be the pretax profits of Party B (including all profits attributable to and any other distribution received by Party B in any fiscal year from any of its subsidiaries, but excluding the service fees payable hereunder), after setting off the accumulative losses, if any, of Party B and its subsidiaries for the previous fiscal years, and deducting the operating capital, expenses, amount of taxes and reasonable operating expenses determined based on applicable tax principles and tax practices required for any fiscal year. The Parties agree that Party A shall issue invoices to Party B on a quarterly basis according to the workload and commercial value of the services provided by Party A to Party B and at the rate agreed between the Parties, and Party B shall pay the service fees to Party A in such amount and on such date as specified in the invoices. All banking fees arising from the payments shall be borne by Party B. Party A reserves the right to adjust the rate, scope and amount of the service fees at any time according to the quantity and content of services provided to Party B. Party A reserves the right to adjust at any time the payment schedule and payment method for the service fees to the extent permitted by laws and regulations and Party B shall provide cooperation. If the Parties cannot reach an agreement on the amount of service fees, Party A shall have the right to make the final decision.

2.2

Within fifteen (15) days after the end of each fiscal year, Party B shall deliver to Party A the financial statements for such fiscal year, as well as all of its business records, business contracts and financial information necessary for preparation of the financial statements. If Party A questions the financial information provided by Party B, it may appoint an independent accountant with good reputation to audit the relevant information and Party B shall provide cooperation.

2.3

If Party A transfers technology to Party B, develops software and other technology for Party B as entrusted by Party B or leases equipment or assets to Party B, the technology transfer fee, entrusted development fee and rental arising therefrom shall be determined by the Parties according to the actual situation.

2.4

In addition to the service fees, Party B shall be responsible for and indemnify Party A from and against all reasonable expenses of any kind, disbursements made on behalf of Party B and out-of-pocket expenses paid or incurred by Party A for or in connection with the provision of services.

2.5

Party A and Party B shall bear their own taxes and fees payable for the execution and performance of this Agreement. If requested by Party A, Party B shall make every effort to assist Party A in obtaining VAT exemption for all or part of the service fees hereunder.

3.	Intellectual Property and Confidentiality Clauses

3.1

Party A shall have sole and exclusive rights and interests in and to all rights, ownership, interests and intellectual property arising out of or created during the performance of this Agreement (for the avoidance of doubt, such rights, ownership, interests and intellectual property referred to in this Article 3 (Intellectual Property and Confidentiality Clauses) shall exclude the domestic operational data, information system database, algorithm and source code acquired by Party B in conducting its business), whether developed and created by Party A or Party B, and shall have the right to use such ownership, rights and interests without compensation. Party B shall not claim against Party A any ownership, rights or interests in and to any such intellectual property; provided, however, that the domestic operational data, information system database, algorithms and source codes acquired by Party B in conducting its business using the intellectual property of Party A in accordance with this Agreement shall belong to Party B. Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistances and otherwise do whatever as is deemed necessary by Party A at its sole discretion, for the purposes of conferring any ownership, rights or interests in and to any such intellectual property upon Party A, and/or perfecting the protections for any such intellectual property by Party A.

3.2

For the business needs of Party B, Party A agrees to allow Party B to register part of its designated intellectual property under Party B’s name. However, upon Party A’s request, Party B shall transfer to Party A the foregoing intellectual property registered under its name without compensation or at the lowest price permitted by law, and Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistances and otherwise do whatever as is deemed necessary by Party A at its sole discretion, for the purposes of conferring any ownership, rights or interests in and to any such intellectual property upon Party A, and/or perfecting the protections for the ownership, rights or interests in and to any such intellectual property by Party A. Party A shall have the right to use any intellectual property registered under Party B’s name without compensation. Party B may transfer such intellectual property to any third party only when Party A waives such intellectual property, and shall ensure that such third party fully complies with and performs the obligations that Party B shall perform under this Agreement.

3.3

The Parties acknowledge that any oral or written information exchanged in connection with this Agreement shall be considered as confidential information. Each Party shall keep all such information confidential, and without the written consent of the other Party, it shall not disclose any relevant information to any third party, except for any information that: (a) is or will be in the public domain (other than as a result of the receiving Party’s disclosure to the public); (b) is required to be disclosed in accordance with applicable laws or rules or provisions of any stock exchange; or (c) is required to be disclosed by either Party to its legal counsels or financial advisors in connection with the transactions contemplated hereunder, provided, however, that such legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Article 3. If the staff or agencies engaged by either Party disclose any confidential information, such Party shall be deemed to have disclosed such confidential information and shall be liable for breach of this Agreement. This Article 3 shall survive the termination of this Agreement for any reason.

3.4	The Parties agree that this Article 3 shall survive any changes to, or rescission or termination of, this Agreement.

4.	Representations and Warranties

4.1	Party A hereby represents and warrants as follows:

4.1.1	Party A is a company duly registered and validly existing under the laws of China.

4.1.2

Party A’s execution and performance of this Agreement are within its legal person capacity and scope of business operation; Party A has taken all necessary corporate actions, has been granted proper authorization and has obtained the consent and approval from third parties and governmental authorities for its execution and performance of this Agreement, and has not violated any legal or other restrictions binding or having an impact on Party A.

4.1.3	This Agreement constitutes the legal, valid and binding obligations of Party A, enforceable in accordance with the terms hereof.

4.1.4

Party A shall provide services to Party B in accordance with the terms of this Agreement, shall staff such professionals or service team as reasonably required for providing such services and shall provide business training or add new personnel as may be reasonably required by Party B in light of its business, so as to satisfy the requirements for providing satisfactory services to Party B under this Agreement. However, Party A may at its sole discretion from time to time replace any member of the service team or change the specific responsibilities of any member of the service team, provided that such replacement or change of responsibilities will not have any material adverse impact on Party B’s daily operation.

4.2	Party B hereby represents, warrants and covenants as follows:

4.2.1

Party B is a company duly registered and validly existing under the laws of China with its business scope as follows: general items: technical services, technical development, technical consulting, technology exchange, technology transfer and promotion; computer system services; data processing services; advertisement design and agency; advertisement release; advertisement production; business management consulting; health consulting services (excluding diagnosis and treatment services); software development; software sale; enterprise image planning (it shall carry out business activities at its sole discretion with its business license, except for items subject to approval in accordance with laws). Licensed items: Internet information services; class II value-added telecommunication services (in the case of a business item requiring approval according to the law, such business item shall be carried out only with the approval by the relevant department, and the specific business items shall be subject to the approval document or permit issued by the relevant department) (it is not allowed to engage in business activities prohibited or restricted by the industrial policies of the State and the municipality).

4.2.2

Party B’s execution and performance of this Agreement are within its legal person capacity and scope of business operation; Party B has taken all necessary corporate actions, has been granted proper authorization and has obtained the consent and approval from third parties and governmental authorities for its execution and performance of this Agreement, and has not violated any legal or other restrictions binding or having an impact on Party B.

4.2.3	This Agreement constitutes the legal, valid and binding obligations of Party B, enforceable in accordance with the terms hereof.

4.2.4

There is no litigation, arbitration or other judicial or administrative proceedings pending, or to the knowledge of Party B, threatened that will affect Party B’s performance of its obligations hereunder.

4.2.5

Party B shall, in accordance with this Agreement, pay Party A the service fees in full and in a timely manner, maintain the continuous validity of its licenses and qualifications related to Party B’s business during the service term, render active cooperation with Party A in providing services, and accept Party A’s reasonable advice and recommendations in relation to Party B’s business as proposed by Party A.

4.2.6

Party B shall consult with Party A before it makes any material business or operational decision and shall faithfully perform any lawful business and technical instructions or orders given by Party A at any time, unless it is evident that such instructions or orders contain material errors.

4.2.7

Without Party A’s written consent, Party B shall not dispose of any material assets of Party B in any manner or change the current equity structure of Party B (except for the circumstances stipulated in Article 4.3 hereof).

4.2.8

To the extent permitted by the PRC laws, Party B will elect candidates recommended by Party A as directors and senior officers of the company; without the prior written consent of Party A or justified reasons, Party B shall not refuse to elect the candidates recommended by Party A for any other reasons.

4.2.9

Party B shall provide facilities for Party A’s services to the extent possible. Subject to compliance with Cybersecurity Laws and Regulations and Party B’s internal policies, Party B shall provide Party A with relevant information accurately and promptly as requested by Party A, so that Party A can provide the services.

4.2.10

Without Party A’s written consent, Party B shall not enter into any other agreements or arrangements that are in conflict with this Agreement or may harm Party A’s rights and interests under this Agreement.

4.3	The Parties hereby agree that:

4.3.1

In the event of bankruptcy, dissolution, liquidation, death or incapacity (if applicable) of the shareholder of record of Party B or any other circumstances that may affect its equity interests in Party B, any successor of such shareholder shall be deemed to be the shareholder of Party B and shall succeed to/assume all the rights and obligations of such shareholder in Party B. Party B covenants that it has made all appropriate arrangements and executed all necessary documents to ensure that the performance of this Agreement will not be affected or impeded in the event of bankruptcy, dissolution, liquidation, death, incapacity or divorce (if applicable) of the shareholder of record of Party B.

4.3.2

Once the PRC law permits Party A to directly hold and Party A decides to hold equity interests in Party B and Party A and/or its subsidiaries and branches can legally engage in the business of Party B, Party A shall have the right to immediately request the termination of this Agreement, and/or to immediately exercise all the options to purchase the equity and the Target Assets under the Exclusive Equity Option Agreement (including any modification, amendment and restatement thereto) and the Exclusive Asset Purchase Agreement (including any modification, amendment and restatement thereto) entered into among Party A, Party B and the shareholders of Party B on March 17, 2020.

5.	Effectiveness and Term

5.1

This Agreement is executed on and shall become effective from the date first above written. Unless earlier terminated by Party A in accordance with the terms hereof, the term of this Agreement shall be 20 years. After the execution of this Agreement, the Parties shall review this Agreement every three months to determine whether to amend or supplement the provisions of this Agreement based on the actual circumstances then.

5.2

The term of this Agreement may be extended if confirmed in writing by Party A prior to the expiration thereof. The extended term shall be determined by Party A, and Party B shall unconditionally accept such extended term.

6.	Termination

6.1	Unless extended in accordance with relevant terms of this Agreement, this Agreement shall terminate upon the date of expiration of the term hereof.

6.2

During the term of this Agreement: (a) the Parties may terminate this Agreement early upon mutual agreement; (b) Party A may terminate this Agreement at any time by giving 30 days’ prior written notice to Party B; and (c) Party B shall not have the right to unilaterally terminate this Agreement.

6.3

This Agreement may be modified after consultations between the Parties or as a result of force majeure or other circumstances stipulated by laws, regulations and this Agreement. Any modification of this Agreement shall be agreed by the Parties in writing. Unless such modification is agreed by the Parties in writing, no modification of this Agreement shall have binding force on the Parties.

6.4

The modification or termination of this Agreement shall not affect the rights of the Parties to claim for damages. Except when it may be exempted from liability according to the law, the Party that is held liable shall compensate the other Party for all losses and damages thus caused by such modification or termination. If this Agreement is terminated due to reasons attributable to Party B, Party A shall be entitled to compensation for all losses arising from such termination and remuneration for all services already performed.

6.5

Any obligations incurred or due as a result of this Agreement before the expiration or early termination of this Agreement shall survive the expiration or early termination hereof. The rights and obligations of the Parties under Articles 3, 7 and 8 shall survive the termination of this Agreement.

7.	Governing Law and Dispute Resolution

7.1	The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC.

7.2

Should any dispute arise from the interpretation and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve such dispute. If the Parties fail to agree upon the resolution of such dispute within 30 days after a Party’s request for resolution of such dispute through negotiation, either Party may submit the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitration shall be conducted in Beijing, and conducted in the Chinese language. The arbitration award shall be final and binding upon the Parties.

7.3

To the extent permitted by the PRC laws and where appropriate, the arbitration tribunal may award any remedies in accordance with the terms of this Agreement and the applicable PRC laws, including interim or permanent remedies (such as injunctive relief for commercial activities or compulsory transfer of assets), specific performance of contractual obligations, remedies against the equity interests or assets of Party B (including, without limitation, the property rights and interests or land assets) and an award ordering Party B to liquidate. After the effectiveness of the arbitration award, either Party shall have the right to apply to a court of competent jurisdiction for enforcement of such award. To the extent permitted by the PRC laws, either Party shall have the right to resort to a court of competent jurisdiction, pending the constitution of the arbitration tribunal or in other appropriate circumstances permitted by law, to seek interim injunctive or other interim relief in support of the arbitration, as a measure for preservation or enforcement of property. In this regard, the Parties agree that, subject to the applicable laws, the courts of Hong Kong, Cayman Islands, the PRC and the place where Party B’s major assets are located shall be deemed to have competent jurisdiction.

7.4

Where any dispute arises from the interpretation and performance of this Agreement or the arbitration of any dispute is ongoing, except for the matters in dispute, the Parties to this Agreement shall continue to exercise their respective rights and perform their respective obligations under this Agreement.

8.	Liability for Breach and Indemnity

8.1

If Party B commits any material breach of any provision of this Agreement, Party A shall have right to terminate this Agreement and require Party B to indemnify Party A for the actual losses suffered by Party A and pay all outstanding but unpaid amounts under Article 2 hereof; this Article 8.1 shall be without prejudice to any other rights of Party A hereunder.

8.2	Unless otherwise required by applicable laws, Party B shall not have any right to terminate or rescind this Agreement unilaterally in any event.

8.3

Party B shall indemnify and hold Party A harmless from and against any losses, injuries, liabilities or expenses incurred due to any lawsuits, claims or other demands against Party A arising from or as a result of the consultation and services provided by Party A at the request of Party B, except to the extent that such losses, injuries, liabilities or expenses are caused by the gross negligence or willful misconduct of Party A.

9.	Notices

9.1

All notices and other communications required or permitted in accordance with this Agreement shall be personally delivered or sent by registered mail, postage prepaid, commercial courier service or facsimile transmission to the addresses designated by the other Party. A confirmation copy of each notice shall also be sent by email. The date on which a notice shall be deemed to have been effectively given shall be determined as follows:

9.1.1

A notice given by personal delivery, courier service or registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the receiving address specified for such notice.

9.1.2	A notice given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2	The addresses of the Parties for notice purpose are as follows:

Party A: Yuanbao Kechuang (Beijing) Technology Co., Ltd.

Address: [***]

Party B: Yuanbao Shuke (Beijing) Technology Co., Ltd.

Address: [***]

10.	Assignment

10.1	Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2

Party B agrees that Party A may assign its rights and obligations under this Agreement to any third party without the consent of Party B and in case of such assignment, Party A is only required to give a written notice to Party B.

11.	Severability

In the event that one or several of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or prejudiced in any aspect. The Parties shall attempt in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions to the greatest extent permitted by law and expected by the Parties, of which the economic effect shall be as close as possible to the economic effect of such invalid, illegal or unenforceable provisions.

12.	Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplemental agreements signed by the Parties in connection with this Agreement shall be integral parts of this Agreement and shall have the same legal force and effect as this Agreement. This Agreement shall supersede and replace the Original Exclusive Business Cooperation Agreement previously concluded between the Parties, which shall be terminated immediately as of the effective date of this Agreement. Any reference to the Original Exclusive Business Cooperation Agreement in any other documents shall refer to this Agreement.

13.	Language and Counterparts

This Agreement is written in Chinese in two counterparts. Each Party shall have one counterpart. Each counterpart shall have the same legal force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Exlusive Business Cooperation Agreement as of the date first above written.

Party A: Yuanbao Kechuang (Beijing) Technology Co., Ltd.

(Seal)

By:	/s/ Rui Fang
Name:	Rui Fang
Title:	Legal Representative

Party B: Yuanbao Shuke (Beijing) Technology Co., Ltd.

(Seal)

By:	/s/ Rui Fang
Name:	Rui Fang
Title:	Legal Representative